UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 13, 2006
Aetna Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16095	23-2229683
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

151 Farmington Avenue, Hartford, CT		06156
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(860) 273-0123

Former name or former address, if changed since last report:		Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
On December 13, 2006, Aetna Inc. (“Aetna”) entered into a First Amendment (the “Amendment”) to its Amended and Restated Five-Year Credit Agreement (the “Credit Agreement”) with the several parties thereto and JPMorgan Chase Bank, N.A., as administrative agent.
The Amendment updates the Credit Agreement to reflect the effectiveness at December 31, 2006 of Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132(R),” (“SFAS 158”) issued by the Financial Accounting Standards Board of the Financial Accounting Foundation in September 2006. The updates include the addition of a definition of “SFAS 158” and the revision of the financial covenant to exclude the impact of SFAS 158 from the calculation of Aetna’s compliance with that covenant.
The foregoing is a summary of the significant terms of the Amendment and is qualified in its entirety by the complete text of the Amendment, which is filed as Exhibit 99.1 to this report and is incorporated herein by reference.
The administrative agent and certain of the lender parties to the Credit Agreement perform normal banking, investment banking and/or advisory services for Aetna and its affiliates from time to time for which they have received customary fees and expenses.
Section 2 – Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information in Item 1.01 of this current report is hereby incorporated by reference into this Item 2.03.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1	First Amendment dated as of December 13, 2006, to the Amended and Restated Five-Year Credit Agreement dated as of January 20, 2006.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETNA INC.

Date: December 19, 2006	By: Name:	/s/ Ronald M. Olejniczak Ronald M. Olejniczak
	Title:	Vice President and Controller

Exhibit
Number	Description

Exhibit 99.1	First Amendment dated as of December 13, 2006, to the Amended and Restated Five-Year Credit Agreement dated as of January 20, 2006.